EXHIBIT 99.2

TOGA LIMITED
COMPENSATION COMMITTEE CHARTER

Adopted June 10, 2020

COMPOSITION AND ORGANIZATION

The Compensation Committee (the “Committee”) of the Board of Directors of Toga Limited, a Nevada corporation (the “Company”) shall be composed of not less than three directors each of whom is not an employee of the Company or any of its subsidiaries and each of whom shall qualify as:

•	An “independent director” as defined by the rules of the New York Stock Exchange,

•	A “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

•	An “outside director” within the meaning of Section 162(m) of the Internal Revenue Code,

in each case, in accordance with these requirements as in effect at the time the director is appointed as a member of the Committee.

The Board of Directors shall have sole authority to appoint and remove members of the Committee. Each year, following the Company’s Annual Meeting, the Board of Directors shall appoint the members of the Committee and select a Chairman of the Committee, who may be the incumbent Chairman or another member of the Committee. The Board may remove and replace a member of the Committee at any time in its sole discretion. In the absence of action by the Board, the existing Committee members shall continue to serve as such until they resign or are removed.

The Chairman of the Board shall serve as the Company liaison with the Committee.

PURPOSE

The Compensation Committee shall carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation, including but not limited to:

•	Providing effective oversight of the Company’s compensation policies and employee benefit plans; and

•	Discharging the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer (the “CEO”) and other executive officers and to review, evaluate and approve the Company’s significant compensation plans, policies and programs in general and as they affect the CEO and other executive officers.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall consist of those set forth in this Charter and such additional responsibilities as may be assigned to the Committee from time to time by the Board of Directors. The Committee shall exercise its responsibilities under this Charter in a manner consistent with the Company's goal of maintaining compensation policies and practices and employee benefit plans that (i) promote the competitive position of the Company, (ii) are fair to employees, and (iii) comply with all applicable accounting rules and regulations, tax laws, securities laws and other regulatory requirements.

1

The Committee shall:

1.  Consider, review, recommend to the Board of Directors for adoption, and administer executive compensation policies and practices, including incentive compensation plans and equity-based plans, that:

a.	Are consistent with the Company's overall business strategy and objectives;

b.	Contribute to the ability of the Company to attract, retain, and motivate employees; and

c.	Appropriately link the Company’s incentive compensation policies and practices to the performance of the Company and the creation of shareholder value.

2. Report to Board of Directors, at least annually, on the following matters as they relate to the Chief Executive Officer and all other executive officers who report to the CEO (“
covered officers”): (i) annual base salary levels, (ii) annual incentive opportunity levels, (iii) long-term incentive opportunity levels, (iv) executive perquisites, (v) employment agreements, (vi) change in control provisions/agreements, and (vi) other supplemental benefits.

3. With respect to the CEO and any other covered officer of the Company:

a.	Review and approve annually the corporate goals and objectives relevant to the compensation of the officer (which goals and objectives may include (A) the performance of the officer, divisions of the Company, or the Company as a whole relative to pre-established performance goals and objectives and (B) the performance of divisions of the Company or the Company as a whole relative to appropriate comparison companies or peer groups);

b.	Evaluate the officer’s performance in light of the established goals and objectives; and

c.	Determine and approve the officer’s compensation level based on this evaluation.

In determining the long-term incentive component of the officer’s compensation, the Committee shall consider (i) the Company’s performance and relative shareholder return, (ii) the value of similar incentive awards to similarly ranking officers at comparable companies, and (iii) the awards to the officer in past years. In evaluating and determining CEO compensation, the Committee shall also consider the results of the most recent shareholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act. The Committee shall also review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

2

4. The Committee shall also have the authority to administer the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan. In reviewing and making recommendations regarding incentive compensation plans and equity-based plans, including whether to adopt, amend or terminate any such plans, the Committee shall consider the results of the most recent Say on Pay Vote.

5. From time to time as the Committee deems appropriate or as requested by the Board of Directors, evaluate the Company’s director compensation arrangements, including the appropriate levels of director cash and stock compensation, and make any recommendations to the Board in this regard that the Committee deems appropriate.

6. Review annually, in conjunction with the CEO, the Company’s management succession plans, make any recommendations to the Board of Directors that the Committee deems appropriate and oversee the implementation of the succession plans.

7. Prepare the disclosure required by Item 407(e)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

8. Review and discuss the Compensation Discussion and Analysis with the management of the Company, and recommend to the Board of Directors that the Compensation Discussion and Analysis, and any revisions thereto, be adopted and included in the Company’s annual Proxy Statement.

9. Recommend to the Board of Directors proposals for inclusion in the Company’s proxy statement regarding the frequency that advisory shareholder votes on the compensation of the Company’s named executive officers (“
say-on-frequency votes”) will be taken, review the results of such say-on-frequency votes and, if the Committee deems appropriate, recommend for the Board’s consideration proposed actions based upon such say-on-frequency votes.

10. Review the results of any Say-on-Pay vote and, if the Committee deems appropriate, recommend for the Board’s consideration proposed actions based upon such vote.

In carrying out the foregoing responsibilities, the Committee, to the extent that it deems appropriate (and, in the case of any of the Company’s employee benefit plans, to the extent permitted by the plan), may delegate the day-to-day administration of matters under its authority to employees of the Company, or a subcommittee, subject in all cases to the Committee’s oversight responsibility.

The Committee, in its sole discretion, may retain or obtain the advice of legal counsel, consultants, or other advisors to assist it in the discharge of its responsibilities under this Charter. The Committee shall evaluate whether any legal counsel, consultant, or other advisor retained or to be retained by the Committee is independent within the meaning of Rule 10C-1 promulgated under the Securities Exchange Act of 1934, as amended and the listing standards of the New York Stock Exchange. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any legal counsel, consultant, or other advisor retained by the Committee, which includes having the sole authority to approve fees and other retention terms, with such fees to be borne by the Company.

3

MEETINGS AND MINUTES

The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter. Special meetings of the Committee may be called by the Chairman of the Board, the President of the Company or by the Chairman of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. However, the Committee shall meet regularly without such members present, and in all cases the CEO and any other such officers shall not be present during the portion of meetings at which their compensation or performance is discussed or determined. The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.

If approved by the Board of Directors, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

Minutes of each Committee meeting and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

A report on each meeting of the Committee and on each action of the Committee taken by unanimous written consent shall be provided to the Board of Directors by the Chairman of the Committee (or, in the Chairman’s absence, by another member of the Committee) at the next regularly scheduled meeting of the Board of Directors or as otherwise requested by the Board of Directors.

ANNUAL PERFORMANCE EVALUATION

The Committee shall review and assess this Charter and evaluate the performance of the Committee annually and recommend any proposed changes to the Board of Directors. In addition to the Committee’s self-evaluation of its performance, the performance of the Committee shall be reviewed and evaluated annually by the Board of Directors based on review criteria and procedures developed by the Corporate Governance Committee.

4